UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2007

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective February 7, 2007, Channell Bushman Pty Ltd and its controlled entities (collectively referred to as “Channell Bushman Group”), which are subsidiaries of Channell Commercial Corporation (“Channell Commercial”), entered into a new Loan and Security Agreement (the “Loan and Security Agreement”) with National Australia Bank Limited (“NAB”) that amended and superseded the previous Loan and Security Agreement between Channell Bushman Group and NAB (the “Previous Agreement”). The Loan and Security Agreement extends the expiration date of the revolving credit facility and the master asset finance agreement facility from January 2007 until April 2007, but otherwise generally contains the same borrowing limits and other material terms and provisions as the Previous Agreement.

The Loan and Security Agreement includes the following facilities: a term loan that expires in July 2009; a revolving credit facility with maximum borrowings of AUD$3,200,000 that expires in April 2007; a facility to fund future “earn-out” payments to the sellers of Bushman Tanks that expires in July 2008; a capital expenditure facility that expires in July 2008; and a master asset finance agreement facility that expires in April 2007.  The loans under the Loan and Security Agreement are secured by all the assets of Channell Bushman Group.

The Loan and Security Agreement contains various operating covenants that impose limitations on Channell Bushman Group’s ability, among other things, to merge or consolidate, sell assets except in the ordinary course of business, and pay dividends.  In addition, Channell Bushman Group is required to comply with certain financial covenants relating to sales, gross profit and operating profit, and if such covenants are not met, NAB, at its discretion, may terminate the Loan and Security Agreement.  The Loan and Security Agreement also provides that the bank will seek additional support from Channell Commercial if there is further deterioration and contains a subjective acceleration clause should Channell Bushman Group come into a default, which allows the bank to terminate the Loan and Security Agreement and require any outstanding obligations to be repaid.

The foregoing description is qualified in its entirety by the terms of the Loan and Security Agreement, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)                    Exhibits

Exhibit No.	Description

Exhibit 10.1

Loan and Security Agreement dated February 2, 2007 and effective February 7, 2007, by and among Channell Bushman Pty Ltd, Bushmans Group Pty Ltd, certain other subsidiaries of the Company, and National Australia Bank Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION
(Registrant)
Date: February 8, 2007

/s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer of the Registrant)